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                                                                 EXHIBIT 23.1



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated June 15, 1995, with respect to the combined balance sheet of the Fuel Tank Division of Dyno Industrier A.S as of March 31, 1995 and the related combined statements of income, stockholders' and divisional equity, and cash flows for the three months then ended, which report is included in this Form 8-K of Walbro Corporation, into Walbro Corporation's previously filed Registration Statements on Form S-8 (File Nos. 33-32068, 33-20841, 33-48562).





ARTHUR ANDERSEN & CO. GmbH




August 7, 1995
Stuttgart, Germany